Exhibit 15.1
Consent of Independent Registered
Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-138617) of Companhia Vale do Rio Doce of our report dated March 7, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.
PricewaterhouseCoopers
Auditores Independentes
Rio de Janeiro, Brazil
May 15, 2007